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eUniverse, Inc.

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The following press release was issued January 23, 2004.

EUNIVERSE WINS ISS SUPPORT FOR ITS DIRECTOR NOMINEES

ISS Rejects Greenspan’s Hand-Picked Director Nominees

LOS ANGELES, January 23, 2004 – eUniverse, Inc. (OTC:EUNI.PK) today announced that Institutional Shareholder Services, Inc. (ISS) has recommended that eUniverse stockholders vote FOR eUniverse’s four director nominees – Brett Brewer, Daniel Mosher, Lawrence Moreau and Bradley Ward – and vote FOR the Board’s other proposals at the Company’s annual meeting on January 29, 2004.

ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country. To follow ISS’s recommendation, eUniverse stockholders should vote FOR on the Company’s WHITE proxy card TODAY.

In recommending that eUniverse stockholders re-elect eUniverse’s Board nominees, ISS stated in its January 22, 2004 report that:

“[T]he dissident slate does not offer a clear plan to operate the business that distinguishes themselves from the path of the current board of directors. Further, we question the independence of the dissident slate as they were proposed by Mr. Greenspan and Mr. Greenspan’s record as CEO of eUniverse is blemished with financial difficulties. Under Mr. Greenspan’s leadership the company’s accounting led to restatements, late filings, and delistment from the Nasdaq.”

ISS also stated that:

“[T]he company’s board has independent directors for six out of seven board seats, setup independent board committees as of Nov. 14, 2003, and two new directors added after the company announced its accounting problems. Further, the board has taken steps to improve management of the company by removing Mr. Greenspan and initiating the process of hiring a new CEO.”

In conclusion, ISS believes that “the [eUniverse] nominees should have an opportunity to implement plans to grow the business, shore up the company’s finances, and find new management leadership.”

Jeffrey Edell, Chairman of the eUniverse Board of Directors, said, “We are very pleased that ISS recognizes that the current Board is best suited to successfully guide eUniverse. We look forward to moving beyond Mr. Greenspan’s costly and counterproductive proxy contest and to continuing the progress we have made to build a stronger future for eUniverse and all its stockholders.”

Time is short. The eUniverse Board of Directors continues to recommend that eUniverse stockholders vote the WHITE proxy card FOR the Board’s four director nominees and discard all blue proxy cards that may be received from Mr. Greenspan.

Only the latest dated proxy counts. Even if stockholders have previously delivered a blue proxy card, they have every right to vote with eUniverse’s recommendation by simply signing, dating and returning a WHITE proxy card today.

eUniverse stockholders who have questions or need assistance voting their shares, may call Mackenzie Partners, Inc., the firm assisting eUniverse in the solicitation of proxies, toll-free at (800) 322-2885 or collect at (212) 929-5500.

NOTE: Permission to use quotations from ISS report neither sought nor obtained.

About eUniverse

eUniverse, Inc. and its subsidiaries own and operate a compelling collection of predominantly online businesses engaged in interactive entertainment, electronic commerce and publishing, and direct to consumer marketing. The Company’s many popular destination websites attract millions of visitors who view, share and interact with eUniverse content, and who purchase an array of products and services from eUniverse and its advertisers. The Company’s holdings include the following: Flowgo (www.flowgo.com), the Company’s flagship entertainment Web site; comedy site MadBlast (www.madblast.com ); dating site Cupid Junction (www.cupidjunction.com); GameUniverse, which includes online computer gaming sites Case’s Ladder (www.CasesLadder.com) and Skill Jam (www.SkillJam.com); and one of the largest e-mail newsletter portfolios, delivering content daily to many millions of subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

Further Information

The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC) relating to its annual meeting of stockholders on January 29, 2004. Stockholders of the Company are advised to read the Company’s proxy statement for the annual meeting because it contains important information. The Company’s proxy statement for the annual meeting was mailed to stockholders of the Company. Stockholders and other interested parties may obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. These documents may also be obtained free of charge by contacting MacKenzie Partners, the firm assisting the Company in the solicitation of proxies, toll free at +1-800-322-2885.

Safe Harbor Statement

Information contained in this press release contains forward-looking statements that involve risks, uncertainties and assumptions about our business and the actions we intend to take in connection with Mr. Greenspan’s efforts to elect his director nominees. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved, and we assume no obligation to update any such forward-looking statements. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2003, which include risks or uncertainties associated with, among other things: actual demand by customers for our products and services and advertising and marketing inventory; changes in governmental, Web browser or Internet service provider regulations policies and technology affecting commercial electronic communications and advertising; risks related to the integration of acquisitions; the ability to locate and retain qualified personnel; the risk that the Company may encounter difficulties in connection with, or not experience benefits from, internal expansion; the risk that the conditions required to be satisfied for the Company to receive additional debt financing from, or guaranteed by, VantagePoint Venture Partners will not be satisfied; the risk that the Company is not able to find and consummate business development opportunities for which the additional financing could be used; the availability of an exchange, quotation system or other mechanism through which the Company’s securities may be effectively publicly traded; the risk that the Company’s restructuring and cost-cutting initiatives may not result in anticipated savings; the outcome of an informal inquiry by the Securities and Exchange Commission in connection with the Company’s restatement of fiscal year 2003 quarterly financial results; the outcome of litigation that has been filed in connection with the restatements; the possibility that stockholders or regulatory authorities may initiate additional proceedings against the Company or our officers and directors as a result of the restatements; and the risk that cash advances made to Sharman Networks are fully recouped from the sharing of revenues. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

For more information, please contact:

Thomas Flahie of eUniverse, Inc., +1-310-215-1001, ext. 101, tflahie@euniverse.com

Barrett Godsey of Joele Frank, Wilkinson Brimmer Katcher, +1-212-355-4449

Steve Balet or Charles Koons of MacKenzie Partners, Inc., +1-800-322-2885